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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 4, 1998



                                COHO ENERGY, INC.
                            (Exact name of registrant
                          as specified in its charter)


           TEXAS                      0-22576                    75-2488635
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


               14785 PRESTON ROAD, SUITE 860, DALLAS, TEXAS 75240
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (972) 774-8300





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (b) Furnish the information required by Item 403(c) of Regulation S-K.

         On August 21, 1998, HM4 Coho L.P., a Texas limited partnership (the "Purchaser"), and Coho Energy, Inc., a Texas corporation (the "Company"), entered into an agreement providing for the issuance of shares of the common stock, $.01 par value ("Common Stock"), of the Company in two stages. On November 4, 1998, the agreement with the Purchaser was amended and restated to be effective August 21, 1998, and to provide for a single stage transaction rather than the two-stage transaction as proposed in the original agreement. This change was made in response to a Nasdaq Stock Exchange comment regarding the voting in the second stage of the transaction of shares that would have been acquired in the first stage of the transaction. In all other aspects, the terms of the transaction, which were summarized in the Company's August 21, 1998, Form 8-K filing, are essentially unchanged. As part of the revised transaction, the Purchaser will acquire 41,666,666 shares of Common Stock at $6.00 per share and own approximately 62% of the outstanding Common Stock.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS

     (99.1) Amended and Restated Stock Purchase Agreement, dated November 4, 1998, by and between Coho Energy, Inc. and HM4 Coho L.P. (filed herewith).

     (99.2) Amended and Restated Financial Advisory Agreement, dated November 4, 1998, by and between Coho Energy, Inc. and Hicks, Muse & Co. Partners, L.P. (filed herewith).




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COHO ENERGY, INC.


Date: November 18, 1998                     By: /s/ ANNE MARIE O'GORMAN
                                               ---------------------------------
                                                  Anne Marie O'Gorman
                                                  Senior Vice President and
                                                  Corporate Secretary






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                                  EXHIBIT INDEX




   Exhibit Number                       Description
   --------------                       -----------

     (99.1)           Amended and Restated Stock Purchase Agreement, dated
                      November 4, 1998, by and between Coho Energy, Inc. and HM4
                      Coho L.P. (filed herewith).

     (99.2)           Amended and Restated Financial Advisory Agreement, dated
                      November 4, 1998, by and between Coho Energy, Inc. and
                      Hicks, Muse & Co. Partners, L.P. (filed herewith).


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